Exhibit 99.1

Ropak Corporation and Subsidiaries

Index

December 31, 2012

Page(s)

Report of Independent Auditors	2

Consolidated Financial Statements

Consolidated Balance Sheet	3

Consolidated Statement of Comprehensive Income	4

Consolidated Statement of Stockholder’s Equity	5

Consolidated Statement of Cash Flows	6

Notes to Consolidated Financial Statements	7-22

Report of Independent Auditors

To the Shareholder and Board of Directors of

Ropak Corporation

We have audited the accompanying consolidated financial statements of Ropak Corporation and its subsidiaries, which comprise the consolidated balance sheet as of December 31, 2012 and the related consolidated statements of comprehensive income, of shareholder’s equity and of cash flows for the year then ended.

Management’s Responsibility for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on the consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on our judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, we consider internal control relevant to the Company’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Ropak Corporation and its subsidiaries at December 31, 2012 and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ PricewaterhouseCoopers LLP

Irvine, California

April 3, 2013

Ropak Corporation and Subsidiaries

Consolidated Balance Sheet

December 31, 2012

(in thousands, except share data)

Assets
Cash	$9,027
Restricted cash	161
Accounts receivable, net	22,862
Income taxes receivable	660
Inventory	31,633
Prepaid expenses and other current assets	2,793
Deferred income taxes, net	1,389

Total current assets	68,525
Property, plant and equipment, net	45,864
Goodwill	4,101
Other assets	2,085

Total assets	$120,575

Liabilities and Stockholder’s Equity
Accounts payable	$18,425
Accrued liabilities	8,797
Payable to related parties	4,158

Total current liabilities	31,380
Deferred income taxes, net	3,242
Other liabilities	4,425

Total liabilities	39,047

Commitments and contingencies (Note 14)

Common stock, $0.01 par value, 5,000,000 shares authorized;
1,615,990 shares outstanding	16
Additional paid-in capital	189,611
Accumulated deficit	(122,657)
Accumulated other comprehensive income	14,558

Total stockholder’s equity	81,528

Total liabilities and stockholder’s equity	$120,575

The accompanying notes are an integral part of these consolidated financial statements.

Ropak Corporation and Subsidiaries

Consolidated Statement of Comprehensive Income

Year Ended December 31, 2012

(in thousands, except share data)

Revenue	$294,387
Cost of goods sold (exclusive of depreciation shown separately below)	239,380

Gross profit	55,007

Selling, general and administrative expenses	19,515
Selling, general and administrative expenses from related parties	2,690
Depreciation	14,919

Total operating expenses	37,124

Income from operations	17,883
Interest expense, net	14,360

Income from operations before income taxes	3,523
Income tax expense	1,505

Net income	2,018

Other comprehensive income, before tax:
Foreign currency translation adjustments	945
Net unrealized losses arising during the year on defined benefit pension plan	(8)
Income tax expense related to items of other comprehensive income	3

Other comprehensive income, net of tax	940

Total comprehensive income	$2,958

The accompanying notes are an integral part of these consolidated financial statements.

Ropak Corporation and Subsidiaries

Consolidated Statement of Stockholder’s Equity

Year Ended December 31, 2012

(in thousands, except share data)

					Additional Paid-In Capital		Accumulated Other Comprehensive Income
	Preferred Stock		Common Stock			Accumulated Deficit
	Shares	Amount	Shares	Amount				Total
Balances at January 1, 2012	5,200	$5,200	456,190	$5	$—	$(124,285)	$13,618	$(105,462)
Net income	—	—	—	—	—	2,018	—	2,018
Other comprehensive income	—	—	—	—	—	—	940	940
Conversion of preferred stock to common stock	(5,200)	(5,200)	31,800	—	5,200	—	—	—
Common stock issued upon settlement of intercompany loans	—	—	1,128,000	11	184,411	—	—	184,422
Dividend to LINPAC Group Limited	—	—	—	—	—	(390)	—	(390)

Balances at December 31, 2012	—	$—	1,615,990	$16	$189,611	$(122,657)	$14,558	$81,528

The accompanying notes are an integral part of these consolidated financial statements.

Ropak Corporation and Subsidiaries

Consolidated Statement of Cash Flows

Year Ended December 31, 2012

(in thousands, except share data)

Cash flows from operating activities
Net income	$2,018
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	14,919
Provision for bad debts	125
Deferred income taxes	(1,161)
Retirement plan expense	(29)
Changes in operating assets and liabilities
Accounts receivable	4,257
Inventory	4,833
Prepaid expenses and other current assets	(611)
Other assets	(139)
Accounts payable and accrued liabilities	(16,920)
Income taxes payable	4,286
Other liabilities	1,004

Net cash provided by operating activities	12,582

Cash flows from investing activities
Purchase of property, plant and equipment	(11,723)

Net cash used in investing activities	(11,723)

Cash flows from financing activities
Dividend payments	(390)
Proceeds from loans payable — related parties, net	8,116

Net cash provided by financing activities	7,726

Effect of exchange rate changes on cash	157

Net increase in cash	8,742

Cash
Beginning of year	285

End of year	$9,027

Supplemental disclosure of cash flow information
Cash received for income taxes	$1,796
Cash paid for interest	(15,740)
Decrease in deferred compensation plan	(56)

Supplemental disclosure of noncash financing activities
Conversion of preferred stock to common stock	$5,200
Common stock issued to settle intercompany loans	184,422

The accompanying notes are an integral part of these consolidated financial statements.

Ropak Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2012

(in thousands, except share data)

1.	Nature of Business

Ropak Corporation, headquartered in Fountain Valley, California, is incorporated in the state of Delaware and through its three operating subsidiaries, Ropak Central, Inc., Ropak Southwest Division, L.P., and Ropak Canada, Inc. (collectively referred to as “Ropak” or the “Company”), specializes in the manufacture of rigid plastic container packaging. The Company’s ultimate parent company is LINPAC Senior Holdings Limited (“LINPAC Group”), which is based in Birmingham, England.

Ropak has seven manufacturing plants located in the United States (“U.S.”) and Canada. Ropak is one of the largest North American manufacturing companies that specialize in the design, manufacture and marketing of a broad range of specialized rigid plastic containers. The Company sells its container products throughout North America and serves a variety of sectors including consumer products, agriculture, fishing, dairy, food processing, chemical, paint, petroleum and UN-regulated products. Ropak also operates a lobster-crate rental operation that is based in Nova Scotia, Canada.

2.	Revision to Financial Statements

The Company revised its financial statements as of December 31, 2011. During the year ended December 31, 2012, the Company determined that it had not properly accounted for certain resin supplier pricing adjustments in its accounts payable subledger during 2011 and 2010. This resulted in a cumulative understatement of accounts payable of $675 as of December 31, 2011, and a related understatement of net loss (net of income tax benefit of $90) amounting to $585. The net loss understatement of $585 accumulated between the years ended December 31, 2010 and 2011.

The Company has elected to correct the error by revising its opening accumulated deficit balance as of January 1, 2012. Management considers this revision to be immaterial to the previously issued financial statements. A summary of the financial statement effect of the revision is as follows:

	Previously Reported	Adjustment	Revised
Balance sheet at December 31, 2011
Accumulated deficit	$(123,700)	$(585)	$(124,285)

3.	Summary of Significant Accounting Policies

Basis of Consolidation and Presentation

The consolidated financial statements include the accounts of the Company and its wholly owned domestic and international subsidiaries. All intercompany balances and transactions have been eliminated in consolidation. The preparation of the consolidated financial statements conforms with U.S. generally accepted accounting principles (“U.S. GAAP”).

Ropak Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2012

(in thousands, except share data)

Use of Estimates

The preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, as well as the reported amounts of revenue and expenses during the reporting period. Actual results could differ from these estimates and changes in the estimates are reported in current operations. The most significant areas that require management judgment are evaluation of the realizable values of receivables and inventory, the useful lives of long-lived assets, recoverability of long-lived assets, valuation of goodwill, deferred income taxes, pension and other post-retirement benefits, workers’ compensation liabilities, medical and general liabilities and contingencies.

Cash and Restricted Cash

The Company considers all highly-liquid cash investments with original maturities of three months or less at the date of purchase to be cash equivalents. The Company had no cash equivalents as of December 31, 2012.

The Company had two certificates of deposit (“CD’s”) that are classified as restricted cash in the consolidated financial statements. These CD’s are the underlying security associated with letters of credit issued by the Company’s financial institution that serve as the security deposit for two real estate leases (Note 14).

Cash balances at U.S. financial institutions were insured by the Federal Deposit Insurance Corporation (“FDIC”) but limited to $250 per financial institution during 2012. Cash balances at Canadian financial institutions are insured by the Canadian Deposit Insurance Corporation (“CDIC”) up to Canadian $100 per depositor per CDIC member institution. As of December 31, 2012, and at various times throughout the year, the Company had deposits in excess of FDIC and CDIC limits.

Accounts Receivable

Trade accounts receivable are recorded at the invoice amount and do not bear interest. The allowance for doubtful accounts is determined by analyzing specific customer accounts and assessing the risk of uncollectibility based on insolvency, disputes or other collection issues. The allowance for doubtful accounts was $415 as of December 31, 2012.

Inventory

Inventory consists primarily of raw materials and rigid plastic packaging, which is stated at cost using a first-in-first-out (“FIFO”) basis. The Company establishes a provision for excess, slow-moving and obsolete inventory based on the age of the inventory, less any scrap value. The provision for excess, slow-moving and obsolete inventory was $542 as of December 31, 2012.

Ropak Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2012

(in thousands, except share data)

Property, Plant and Equipment

The Company’s property, plant and equipment is stated at cost, less accumulated depreciation computed using the straight-line method over the estimated useful life of each asset. Leasehold and building improvements are amortized on a straight-line basis over the estimated useful life of the asset, or the lease term, whichever is shorter. The estimated useful lives of the assets are based on their asset category as follows:

Asset Category	Useful Lives

Plant and warehouse equipment	2-8 years
Office equipment, furniture and fixtures	3-10 years
Computer hardware and software	3-5 years
Buildings and improvements	5-30 years
Leasehold improvements	5-20 years

Expenditures for major renewals and betterments are capitalized, while minor replacements and maintenance and repairs which do not extend the life of the asset are charged to operations as incurred. Upon sale or disposition, the cost and related accumulated depreciation are removed from the accounts and any gain or loss is charged to operations in that period.

Impairment of Long-Lived Assets

The Company evaluates the recoverability of its long-lived assets whenever events or changes in circumstances indicate that the carrying value of those assets may not be recoverable.

The Company continually monitors events and changes in circumstances that could indicate that the carrying balances of its long-lived assets may not be recoverable. When events or changes in circumstances occur, the Company assesses the recoverability of affected long-lived assets by determining whether the carrying value of such assets will be recovered through expected future undiscounted cash flows. If the total of the expected future undiscounted cash flows is less than the carrying amount of the assets, the Company determines an impairment loss based on the excess of the carrying amount over the fair value of the assets.

The Company did not have an impairment of long-lived assets during 2012.

Goodwill

Goodwill represents the excess of the purchase price of the acquired businesses over the fair value of the assets acquired and liabilities assumed as of the date of the acquisition. Goodwill is not amortized, but instead tested for impairment at least annually or more frequently should a triggering event occur or circumstances indicate that the carrying amount may be impaired. Such triggering events or circumstances may be a significant change in business climate, economic and industry trends, legal factors, negative operating performance indicators, significant competition, changes in strategy, or disposition of a reporting unit or a portion thereof. Goodwill impairment testing is performed at the reporting unit level.

Ropak Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2012

(in thousands, except share data)

The test for goodwill impairments consists of a three-step test. The first step involves a qualitative assessment to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying value. If it is concluded that it is more likely than not that the fair value of a reporting unit is less than its carrying value, the fair value of a reporting unit is compared to its carrying value. If the fair value exceeds its carrying value, no goodwill impairment is deemed to exist. If the fair value is less than the carrying value, then the second step involves performing a hypothetical purchase price allocation. In step two, the fair value of the reporting unit is allocated among all the assets of the reporting unit at their fair values, including previously unrecognized intangible assets. If the goodwill resulting from the allocation performed is less than the carrying value of goodwill, an impairment loss is recognized.

Application of the goodwill impairment test requires judgment, including the identification of reporting units, assignment of assets and liabilities to reporting units, assignment of goodwill to reporting units, and determination of the fair value of each reporting unit. The fair value of each reporting unit is estimated using a combination of market earnings multiples and discounted cash flow methodologies.

The Company determined that each manufacturing facility represents a separate reporting unit. As of December 31, 2012, there were three reporting units that had goodwill. The reporting units included Ropak’s Northeast Division, Ropak’s Northwest Division and Ropak’s Southwest Division. There were no impairments to goodwill for the year ended December 31, 2012.

Revenue Recognition

Revenue from product sales is recognized when title and risk of loss transfer to the customer, which is generally at the time of shipment. Revenue from crate rentals is recognized at the end of each month based on the type of rate or rental contract entered into by the customer (e.g., daily rate, seasonal rate or annual rate).

The Company maintains a provision for discounts for customers who make payments on accounts receivable in accordance with the terms of their account. The Company also maintains a provision for certain customer rebates based on the applicable rebate arrangement. As necessary, the Company will also make a provision for product returns. These charges offset the Company’s revenue in the consolidated statement of comprehensive income. These provisions were $65 as of December 31, 2012.

Rent Expense

The Company recognizes rent expense on a straight-line basis over the lease term. Deferred rent is included in other liabilities.

Income Taxes

The Company accounts for income taxes under the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the consolidated financial statements. Under this method, deferred tax assets and liabilities are determined based on the differences between the consolidated financial statements and the tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The effect of a change in tax rates on deferred tax assets and liabilities is recognized in income in the period that includes the enactment date.

Ropak Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2012

(in thousands, except share data)

The Company recorded net deferred tax assets to the extent it believes these assets will more likely than not be realized. In making such determination, the Company considers all available positive and negative evidence, including future reversals of existing taxable temporary differences, projected future taxable income, tax planning strategies and recent financial operations. In the event the Company was to determine that it would be able to realize its deferred income tax assets in the future in excess of their net recorded amount, the Company would make an adjustment to the valuation allowance which would reduce the provision for income taxes.

The Company recognizes interest and penalties related to unrecognized tax benefits within the income tax expense line in the accompanying consolidated statement of comprehensive income. Accrued interest and penalties are included within income taxes payable in the consolidated balance sheets.

Translation of Foreign Currencies

Generally, the financial results of the Company’s foreign subsidiaries are measured in their local currencies. Assets and liabilities are translated into U.S. dollars at year-end exchange rates, while revenues and expenses are translated at weighted-average exchange rates during the year. Resulting translation adjustments are recorded as a component of accumulated other comprehensive income. Translation adjustments resulted in a gain of $945 for the year ended December 31, 2012.

Fair Value of Financial Instruments

The Company measures the fair values of its financial instruments in accordance with accounting guidance that defines fair value, provides guidance for measuring fair value and requires certain disclosures. The guidance also discusses valuation techniques, such as the market approach (comparable market prices), the income approach (present value of future income or cash flows) and the cost approach (cost to replace the service capacity of an asset or replacement cost). The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value into three broad levels. The following is a brief description of those three levels:

Level 1	Observable inputs such as quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Level 2	Inputs other than quoted prices that are observable for the asset or liability, either directly or indirectly. These include quoted prices for similar assets or liabilities in active markets and quoted prices for identical or similar assets or liabilities in markets that are not active.

Level 3	Unobservable inputs that reflect the reporting entity’s own assumptions.

Concentration of Credit Risk

Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. Concentrations of credit risk with respect to receivables are limited due to the Company’s large number of customers and their dispersion across many sectors. As of December 31, 2012, no one customer accounted for greater than 10% of the Company’s accounts receivable balance. As of December 31, 2012, the Company had no other significant credit concentrations.

Selling, General and Administrative Expenses

Selling, general and administrative expenses are expensed as incurred.

Ropak Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2012

(in thousands, except share data)

Recent Accounting Pronouncements

In May 2011, the FASB issued amendments to its accounting guidance on fair value measurement. The amendments provide a consistent definition of fair value and ensure that the fair value measurement and disclosure requirements are similar between U.S. GAAP and International Financial Reporting Standards. The amendments change certain fair value measurement principles and enhance the disclosure requirements about fair value measurements. This guidance was effective during interim and annual periods beginning after December 15, 2011. There was no material impact from the adoption of this guidance on the Company’s consolidated financial position, results of operations, or cash flows.

In June 2011, the FASB issued amendments to its accounting guidance on comprehensive income. The amendments require an entity to present the total of comprehensive income, the components of net income and the components of other comprehensive income either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The amendments eliminate the option to present the components of other comprehensive income as part of the statement of equity. This guidance was effective for fiscal years, and interim periods within those years, beginning after December 15, 2011. There was no material impact from the adoption of this guidance on the Company’s consolidated financial position, results of operations, or cash flows.

In February 2013, the FASB issued new guidance on reporting reclassification adjustments from accumulated other comprehensive income to be measured and presented by income statement line item in net income and other comprehensive income. This new guidance will be effective for the Company beginning January 1, 2014. The Company does not anticipate a material impact to its consolidated financial statements upon adoption of this guidance.

4.	Comprehensive Income

Comprehensive income is comprised of net income and all changes to stockholders’ equity, except those changes resulting from investments by stockholders (changes in paid-in capital) and distributions to stockholders (dividends), and is reported in the accompanying consolidated statement of stockholders’ equity.

The components of accumulated other comprehensive income were as follows as of December 31, 2012:

	Currency Translation Adjustments	Defined Benefit Pension Plan	Accumulated Other Comprehensive Income
Beginning balance at January 1, 2012	$13,745	$(127)	$13,618
Current period other comprehensive income (loss)	945	(5)	940

Balance at December 31, 2012	$14,690	$(132)	$14,558

Currency translation adjustments and defined benefit pension plan amounts are reported net of taxes of $3, respectively, for the year ended December 31, 2012.

Ropak Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2012

(in thousands, except share data)

5.	Inventory

The components of inventory were as follows as of December 31, 2012:

Raw materials	$16,359
Finished goods	15,816
Inventory provision	(542)

$31,633

6.	Property, Plant and Equipment

Property, plant and equipment, net, includes the following as of December 31, 2012:

Plant and warehouse equipment	$220,636
Office equipment, furniture and fixtures	1,489
Computer hardware and software	1,822
Land	2,519
Buildings	20,144
Construction in progress	5,146
Leasehold improvements	4,428

256,184
Less: Accumulated depreciation	(210,320)

Property, plant and equipment, net	$45,864

7.	Goodwill

Changes in the carrying value of goodwill was as follows:

Total goodwill at January 1, 2012	$4,044
Exchange rate fluctuations	57

Total goodwill at December 31, 2012	$4,101

8.	Other Assets

Other assets include the following as of December 31, 2012:

Deposits	$43
Retirement plan assets (Note 9 and Note 10)	2,042

Total other assets	$2,085

Ropak Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2012

(in thousands, except share data)

9.	Fair Value Measurements

FASB ASC Section 820-10-35 defines fair value as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.” The fair value is offset by the assessment of the Company’s or counterparty’s nonperformance risk. To determine fair value, the Company primarily utilizes reported market transactions and discounted cash flow analyses.

Financial Assets

The following table represents the Company’s fair value hierarchy for financial assets measured at fair value on a recurring basis:

	Level 1	Level 2	Level 3	Total
Annuity (1)	$—	$587	$—	$587
Money market (1)	1,310	—	—	1,310
Mutual funds (1)	145	—	—	145

	$1,455	$587	$—	$2,042

(1)

These investments are held in trust for settlement of the Company’s obligations under certain of its pension and other post-retirement benefits plans (Note 10) with the entire amount classified as other noncurrent assets (Note 8). The Level 2 assets consist of two annuities that are recorded at the present value of future benefit payments.

10.	Pension and Other Post-Retirement Benefits

401(k) and Canadian Registered Retirement Savings Plan Plans

The Company maintains a 401(k) plan (“401(k) Plan”) in the U.S. and a Registered Retirement Savings Plan (“RRSP”) in Canada, whereby eligible employees may elect to contribute through pre-tax deductions from their paychecks up to the annual contribution limits established by the Internal Revenue Service and Canadian Revenue Agency. All full-time employees are eligible to participate in these plans after six months of service. The Company matches one dollar for every dollar contributed by the employee up to the first 3% of their eligible pay and one half of one dollar for every dollar on the next 2% of their eligible pay. Employees are fully vested in the Company match when the match is made by the Company. The Company’s contribution was $1,196 to the 401(k) Plan and RRSP for the year ending December 31, 2012.

Supplemental Employment Retirement Plan

The Company maintains a nonqualified, defined benefit Supplemental Employment Retirement Plan (“SERP Plan”). The SERP Plan is not open to new participants and as of December 31, 2012, two remaining retired individuals were receiving defined benefits pursuant to the SERP Plan agreement. The SERP Plan is an unsecured plan for which obligations are paid to the participants out of the Company’s general assets. As of December 31, 2012, the accumulated benefit obligation of the SERP Plan was $527 of which $93 is included within accrued liabilities and $434 is included within other liabilities in the consolidated balance sheet. The net periodic pension costs were not material in 2012. The Company will contribute $93 into the SERP Plan during 2013.

Ropak Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2012

(in thousands, except share data)

The following is additional SERP Plan information as of December 31, 2012:

Discount rate	1.50%
Employer contributions	$93
Benefit payments	(93)
Actuarial loss recognized in accumulated other comprehensive income	(135)

Future benefit payments under the SERP Plan are as follows:

Years Ending December 31,	Benefit Payments
2013	$93
2014	93
2015	68
2016	68
2017	68
2018 and thereafter	161

$551

As of December 31, 2012, the total market value of the plan assets set aside for the SERP Plan totaled $748. The assets are held and invested with a long-term target allocation of 50-80% in equities, 20-50% in fixed income assets and 0-20% in money market mutual funds. To achieve this desired diversification and allocation of asset mix, the assets are currently invested primarily in mutual funds and are included within other assets.

Ropak Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2012

(in thousands, except share data)

As of December 31, 2012, the Company had two annuity contracts (Note 9) that are used to fund a portion of the SERP benefit payments. As of December 31, 2012, the cost basis of the annuity contracts included within other assets was $244. The future annuity receipts are as follows:

Years Ending December 31,	Annuity Receipts
2013	$4
2014	32
2015	56
2016	56
2017	56
2018 and thereafter	818

$1,022

Deferred Compensation Plan

The Company also maintains a nonqualified, unsecured, defined contribution Deferred Compensation Plan (“DCP”) for certain highly-compensated individuals. As of December 31, 2012, the underlying plan assets set aside for the DCP and DCP liabilities were $1,293. The DCP assets set aside for the plan were primarily comprised of mutual funds and are included in other assets (Note 8) and the DCP liabilities are included within other liabilities in the consolidated balance sheets. Benefit payments under the DCP are determined by the participants, in accordance with Internal Revenue Code (“IRC”) Section 409A.

11.	Income Taxes

The Company provides for the tax effects of transactions reported in financial statements. The provision consists of taxes currently due plus deferred taxes related primarily to differences between the basis of assets and liabilities for financial and income tax reporting. The deferred tax assets and liabilities represent future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled.

As of December 31, 2012, the Company had a current intercompany federal tax liability of $283, a current state tax receivable of $63 and a current foreign tax receivable of $2,788. The Company also had deferred tax assets of $10,522 and deferred tax liabilities of $6,174. A valuation allowance of $6,201 has been applied against the deferred tax asset as of December 31, 2012.

Components of Income Tax Provision or Benefit

The provision (benefit) for income taxes from operations for the year ended December 31, 2012:

	U.S.	Foreign	Total
Income tax (benefit) provision
Current	$551	$2,061	$2,612
Deferred	(954)	(153)	(1,107)

Total income tax (benefit) provision	$(403)	$1,908	$1,505

Ropak Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2012

(in thousands, except share data)

Rate Reconciliation

The reconciliation between the Company’s effective tax rate on $3,523 of income from operations, U.S. loss of $1,434 and foreign income of $4,957, and the statutory tax rate for the year ended December 31, 2012, is as follows:

Income tax provision at federal statutory rate	$1,198	34.00%
State and local income taxes net of federal tax benefit	77	2.18
Foreign tax rate differential	(372)	(10.56)
Foreign taxes	218	6.19
Foreign tax credit true-up	831	23.58
Change in valuation allowance	(1,094)	(31.06)
Nondeductible/nontaxable items	205	5.82
Uncertain income tax positions	167	4.74
Other, net	275	7.82

Income tax provision	$1,505	42.71%

Ropak Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2012

(in thousands, except share data)

Components of the Net Deferred Tax Asset or Liability

The net deferred tax assets or liabilities as of December 31, 2012, is comprised of:

Deferred tax assets
Current
Accrued vacation	$593
Uncertain tax position benefit	456
Inventory reserve	401
State net operating loss carryforward	378
Deferred rent	361
Accrued workers compensation	276
Accrued professional fees	258
Other	241
Federal net operating loss carryforward	149

Total current	3,113

Noncurrent
Foreign tax credit carryforward	5,392
State net operating loss carryforward	1,009
Nonqualified deferred compensation	430
Capital loss carryforward	346
Other	146
State tax credit carryforward	86

Total noncurrent	7,409

Total deferred tax asset	10,522
Less: Valuation allowance (1)	(6,201)

Total net deferred tax assets	$4,321

Deferred tax liabilities
Current
Prepaid insurance	$(181)
Other	(76)

Total current	(257)

Noncurrent
Basis difference for fixed assets	(5,771)
Defined benefit plan	3
Goodwill	(149)

Total noncurrent	(5,917)

Total deferred tax liabilities	$(6,174)

(1)	Includes current portion of $1,467 as of December 31, 2012.

As of December 31, 2012, the Company has state income tax net operating loss (“NOL”) carryforwards in California, Georgia and Illinois of $25,072. The carryforwards will expire between 2019 and 2032.

Ropak Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2012

(in thousands, except share data)

As of December 31, 2012, the Company has a Georgia Job Tax Credit carryforward of $207. This credit will expire between 2013 and 2014.

As of December 31, 2012, the Company has an Illinois Replacement Tax Investment Credit carryforward of $50. This credit will expire through 2017.

As of December 31, 2012, the Company has capital loss carryforwards of $923. The remaining carryforwards will expire between 2014 and 2017.

As of December 31, 2012, the Company has a foreign tax credit carryforward of $5,392. $1,926 of the foreign tax credit carryforward will expire on December 31, 2017 and the remaining carryforward will expire through December 31, 2022.

The Company is subject to taxation in the U.S. and various state and foreign jurisdictions. As of December 31, 2012, the Company’s tax years for 2006 through 2012 are subject to examination by the tax authorities. With few exceptions, as of December 31, 2012, the Company is no longer subject to U.S. federal, state, or local examination by tax authorities for years before 2010.

U.S. income and foreign withholding taxes have not been recognized on the excess of the amount for financial reporting over the tax basis of investments in foreign subsidiaries that are essentially permanent in duration. This amount becomes taxable upon a repatriation of assets from the subsidiary or a sale or liquidation of the subsidiary. Determination of the amount of any unrecognized deferred income tax liability on this temporary difference is not practicable. However, if in the future, the investments in foreign subsidiaries are not determined to be permanent in duration, the effect of recognizing U.S. income and foreign withholding taxes may be material to the Company’s consolidated financial position, results of operations and cash flows.

Management assesses the available positive and negative evidence to determine the realizability of deferred tax assets and considered the following: (i) future reversals of existing taxable temporary differences, (ii) future taxable income exclusive of reversing temporary differences, (iii) carryback potential and (iv) tax planning strategies.

It is more likely than not that the benefit from certain state NOL carryforwards and the state credit carryforward will not be realized. In recognition of this risk, the Company has provided a valuation allowance of $463 for the 2012 tax year on the deferred tax assets relating to certain state NOL carryforwards and state credit carryforward.

It is more likely than not that the benefit from the foreign tax credit carryforward will not be realized. In recognition of this risk, the Company has provided a full valuation allowance of $5,392 for the 2012 tax year on the deferred tax asset relating to the foreign tax credit carryforward.

It is more likely than not that the benefit from the capital loss carryforward will not be realized. In recognition of this risk, the Company has provided a full valuation allowance of $346 for the 2012 tax year on the deferred tax asset relating to the capital loss carryforward.

Uncertain Income Tax Positions

Effective beginning January 1, 2009, guidance issued by the FASB required that the Company determine whether a tax position is more likely than not to be sustained upon examination, including resolution of any related appeals or litigation processes, based on the technical merits of

Ropak Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2012

(in thousands, except share data)

the position. Once it is determined that a position meets this recognition threshold, the position is measured to determine the amount of benefit to be recognized in the financial statements. The Company adopted this new standard on January 1, 2009, and performs a reassessment of its tax positions in accordance with this guidance on an annual basis. The Company concluded that there are $1,452 of net current unrecognized tax benefits and $1,342 of net noncurrent unrecognized tax benefits as of December 31, 2012. Noncurrent unrecognized tax positions are included in other liabilities in the accompanying consolidated balance sheet. The Company recognized interest and penalties related to the unrecognized tax benefits within the income tax provision of the accompanying consolidated statement of comprehensive income.

12.	Accrued Liabilities

Accrued liabilities include the following as of December 31, 2012:

Wages and benefits	$4,243
Payroll withholding and sales taxes	246
Rebates and amounts due to customers	867
Self-funded health insurance and workers compensation	1,420
Other	2,021

Total accrued liabilities	$8,797

The majority of the Company’s medical and workers’ compensation benefits are under high-deductible plans with certain stop loss arrangements. The Company determines workers’ compensation and medical liabilities using actuarial data based on filed claims. As of December 31, 2012, the Company had accrued $1,420 related to these self-insurance liabilities, which are included in accrued liabilities in the consolidated balance sheet.

13.	Related Party Transactions

Netting of Related Party Obligations

The Company had various outstanding loans payable to and receivable from its parent company, LINPAC USA Holdings, Inc. (“LUHI”) during 2012. In December 2012, LUHI and the Company entered into a Netting Agreement (“Netting Agreement”) whereby LUHI and the Company agreed to net their respective related party obligations. The netting of related party obligations resulted in one net amount owed to LUHI.

The components of the related party obligations that were netted in December 2012 pursuant to the Netting Agreement were as follows:

Loan receivable from LUHI including accrued interest	$25,200
Trading balance receivable from LUHI including accrued interest	16,168
Loan payable to LUHI including accrued interest	(225,790)

Amount due to LUHI after netting of related party obligations	(184,422)
LUHI contribution in its net loan receivable in exchange for its investment of 1,128,000 shares of the Company’s common stock	184,422

Related party loan balances as of December 31, 2012	$—

Ropak Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2012

(in thousands, except share data)

As of December 31, 2012, there were no related party loan obligations outstanding but the Company had a related party trading balance payable to LUHI of $4,158. The interest rate on the related party trading balance payable was 3.6% as of December 31, 2012.

The components of interest expense related to the related party obligations are as follows for the year ended December 31, 2012:

Interest expense to LUHI	$19,062
Interest income from LUHI	(4,655)

Total interest expense to related parties, net	$14,407

Transfer of Benefit Plans

In August 2012, LUHI transferred ownership and administration of the 401(k) plan and the Deferred Compensation Plan to Ropak. The underlying plan assets set aside for the Deferred Compensation Plan were transferred at the prevailing market value and no gain or loss was recognized in the Company’s consolidated statement of comprehensive income for the year ended December 31, 2012 as a result of this transfer. In April 2012, Ropak sold a life insurance policy and transferred beneficiary ownership to LUHI. The life insurance policy was a whole life insurance policy for a former executive of the Company and met the definition of a life settlement contract and was recorded at cost basis. Ropak sold the life insurance policy at cost, as such, no gain or loss was recognized in the Company’s consolidated statement of comprehensive income for the year ended December 31, 2012 as a result of this sale.

Canadian Preferred Shares

Prior to December 2012, LINPAC Finance Ltd. owned 5,200 preferred shares in the Company’s Canadian subsidiary. The preferred shares had no par value but a fixed redemption value of $1,000 per share. In December 2012, LINPAC Finance Ltd. transferred the preferred shares at the fixed redemption value of $5,200 to the Company as consideration for LUHI’s additional investment in 31,800 shares of the Company’s common stock. Upon receipt of the preferred shares, the Company converted the preferred shares into common shares of the Canadian subsidiary’s stock.

Royalty and Management Fees

The Company has a management services agreement, trademark and license agreement and intellectual property technology license agreement with LINPAC Group and its subsidiaries, which require the payment of royalty and management fees. For the year ended December 31, 2012, royalty and management fees were $2,690, and are included in selling, general and administrative expenses from related parties in the accompanying consolidated statement of comprehensive income.

14.	Commitments and Contingencies

Operating Leases

The Company leases various office, manufacturing and warehouse space, in addition to office and warehouse equipment under various noncancelable operating leases, which expire at various dates through 2021. Some of these leases have options to renew and escalating base rents.

Ropak Corporation and Subsidiaries

Notes to Consolidated Financial Statements

December 31, 2012

(in thousands, except share data)

Future minimum rental payments on operating leases are as follows:

Years Ending December 31,	Lease Commitment

2013	$3,601
2014	2,781
2015	1,745
2016	1,715
2017	1,832
2018 and thereafter	7,024

Total	$18,698

Total rent expense for the year ended December 31, 2012 was $2,933.

Litigation

The Company is involved in legal proceedings from time to time in the ordinary course of business. The Company believes that the outcome of these proceedings will not have a material effect on the Company’s financial position, results of operations or cash flows.

15.	Subsequent Events

The Company has performed an evaluation of subsequent events through April 3, 2013, which is the date the financial statements were available to be issued.

On January 18, 2013, the capital stock of Ropak Corporation was sold to BWAY Corporation pursuant to a definitive stock purchase agreement dated November 30, 2012. The aggregate consideration paid in connection with the sale was $265,000 in cash (subject to certain customary adjustments after closing). BWAY Corporation is an indirect of wholly-owned subsidiary of BOE Holding Corporation, which is owned by certain private equity investment funds affiliated with Platinum Equity, LLC together with certain members of BWAY Corporation’s management. BWAY Corporation and its subsidiaries manufacture and distribute metal and rigid plastic containers primarily to manufacturers of industrial and consumer products for use as packaging.